Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of ICF International, Inc. of our report dated March 6, 2005, accompanying the consolidated financial statements of Caliber Associates, Inc., contained in the Prospectus of ICF International, Inc. dated September 28, 2006 and filed with the Securities and Exchange Commission.

/s/ ARGY, WILSTE & ROBINSON, P.C.

Argy, Wilste & Robinson, P.C.

Tysons Corner, Virginia

October 12, 2006